SECTION 1350 CERTIFICATIONS

I, Douglas Myrdal, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of New Fuel Systems Inc. on Form 10-Q for the quarterly period ended September 30, 2015, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of New Fuel Systems Inc.

Date: November 12, 2015	/s/ Douglas Myrdal
Douglas Myrdal
Chief Financial Officer